Exhibit (m)(4)(b)


                                  SCHEDULE A-1
                                  ------------

                      EATON VANCE SPECIAL INVESTMENT TRUST
                            CLASS C DISTRIBUTION PLAN
                          Effective: February 11, 2002


Name of Fund Adopting this Plan           Date of Original Plan (Inception Date)
-------------------------------           --------------------------------------

Eaton Vance Small Company Growth Fund                        N/A